Exhibit 10.15

                              STOCK EQUIVALENT PLAN
                          FOR NON-EMPLOYEE DIRECTORS OF
                          NORTHERN STATES POWER COMPANY

               (As Amended and Restated Effective October 1, 1997)


                                    ARTICLE I

                   PURPOSE, DEFINITIONS AND GENERAL PROVISIONS

1.1. PURPOSE. The purposes of this Plan are: (a) to cause a portion of the compensation of each non-employee director of Northern States Power Company ("NSP") to be paid in equivalents of common stock of the Company; and (b) to permit each director to defer receipt of all or a portion of his/her retainer, board or committee meeting fees.

1.2. DEFINITIONS.

         (a) "AWARD" shall mean the amount, expressed either in dollars of Compensation or in Stock Equivalents, that will be credited to a Participant on an Award Date. The term "Award" includes Conversion Awards, Deferral Awards and Discretionary Awards.

         (b) "AWARD DATE" shall mean the date an Award is to be credited to a Participant.

         (c)      "BOARD" shall mean the Board of Directors of the Company.

         (d) "BENEFICIARY" shall mean the person or persons (including, without limitation, the trustees of any testamentary or inter vivos trust,) designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant, or, in the absence of any such designation or in the event that such designated persons or person shall predecease such Participant, or shall not be in existence or shall otherwise be unable to receive such payments, the person or persons designated under such Director's last will and testament or, in the absence of such designation, to the Participant's estate.

         (e) "COMMITTEE" shall mean those management members of the Company, namely the Chairman of the Board, President, Chief Financial Officer and Corporate Secretary, who administer the Plan, provided all such persons are not eligible to participate in the Plan. All decisions by the Committee shall be by simple majority and the decisions will be final.

         (f) "COMPANY" shall mean Northern States Power Company, a Minnesota corporation, and any successor thereof.

         (g) "COMPENSATION" shall mean payments which the Director receives from the Company for services as a member of its Board of Directors. Such payments may include directors' retainers, board meeting fees and committee meeting fees, but shall exclude direct reimbursement of expenses.

         (h) "CONVERSION AWARD" shall mean a one-time Award made to a Director in lieu of benefits earned by that Director under the Northern States Power Company Retirement Plan for Non-Employee Directors, pursuant to an election described in Section 1.5 hereof.

         (i) "DEFERRAL AWARD" shall mean an Award made pursuant to a deferral election described in Section 1.4 hereof.

         (j) "DIRECTOR" shall mean any member of the Board of Directors of the Company who is not an employee of the Company.

         (k) "DISCRETIONARY AWARD" shall mean an Award made at the sole discretion of the Board pursuant to Section 1.3 of this Plan.

         (l) "NSP STOCK" shall mean the common stock of the Company, par value $2.50 per share.

         (m)      "PARTICIPANT" shall mean any Director who receives an Award.

         (n) "PLAN" shall mean the Stock Equivalent Plan for Non-Employee Directors of the Company, as from time to time amended and in effect.

         (o) "STOCK ACCOUNT" shall mean the account to which Awards are credited in the name of a Participant as described in Section
                  2.2 of this Plan.

         (p) "STOCK EQUIVALENTS" shall mean the units, representing a like number of shares of NSP Stock, that are credited to a Director's Stock Account under Sections 2.1 and 2.2 of this Plan.

         (q) "TERMINATION OF SERVICE" shall mean the termination (by death, retirement or otherwise) of a Participant's service as a Director of the Company.

1.3. DISCRETIONARY AWARDS. The amount and number of Discretionary Awards that may be granted under this Plan is subject to the sole discretion of the Board and shall be determined in the sole discretion of the Board. Each Award shall contain such terms, restrictions and conditions as the Board may determine that are not inconsistent with this Plan. Discretionary Awards shall be made in Stock Equivalents or as a dollar amount, as determined in the sole discretion of the Board.

1.4. DEFERRAL AWARDS. In accordance with this Section, a Director may elect to receive Deferral Awards in lieu of all or a portion of his/her Compensation by filing with the Secretary of the Company an election in writing on a form approved by the Committee. Deferral Awards shall be made as of the date such Compensation would have been paid, in a dollar amount equal to the amount of Compensation the Director has elected to defer. A deferral election with respect to Compensation for a calendar year must be made prior to the beginning of that calendar year. No election may be made for the calendar year in which a Director is first elected to the Board. A deferral election shall continue in effect until the Director's Termination of Service or, if the Director provides the Secretary of the Company with earlier written notice to discontinue the deferral election, at the end of the calendar year in which such written notice is received by the Secretary.

1.5. CONVERSION AWARDS. In lieu of all benefits otherwise payable under the Northern States Power Company Retirement Plan for Non-Employee Directors ("Retirement Plan"), any Director elected to the Board prior to October 1, 1997 and serving on the Board during the last quarter of 1997 may make a one-time election to receive a Conversion Award under this Plan in a dollar amount equal to the sum of the quarterly retainer payments the Director would have been entitled to receive under the Retirement Plan if the Director's service on the Board ended December 31, 1997. Any such election must be made in writing on a form approved by the Committee for that purpose, and shall be irrevocable. Any such election will not be effective unless it is received by the Corporate Secretary on or before December 31, 1997, and prior to termination of the Director's service on the Board. The Award Date for a Conversion Award under this Plan in satisfaction of a Director's conversion election shall be January 1, 1998.


                                   ARTICLE II

                               TREATMENT OF AWARDS

2.1. STOCK ACCOUNTS. The Company shall establish on its books a Stock Account in the name of each Participant accurately to reflect the Company's liability to each Participant who has received an Award. To this Stock Account shall be credited Awards plus other items as described hereafter. Payments to a Participant or Beneficiary following Termination of Service shall be debited to the Stock Account. In addition, debits and credits to the Stock Account shall be made in the manner provided hereafter. Despite the maintenance of such Stock Account for each Participant, the Company's obligation to make distributions under the Plan shall be made from the Company's general assets and property. The Company may, in its sole discretion, establish a separate fund or account to make payment to a Participant or Beneficiary hereunder. Whether the Company, in its sole discretion, does establish such a fund or account, no Participant or Beneficiary or any person shall have, under any circumstances, any interest whatever in any particular property or assets of the Company by virtue of this Plan.

2.2. CREDITING OF AWARDS. Awards in the form of Stock Equivalents shall be credited to a Participant's Stock Account. Awards in dollars shall also be credited to a Participant's Stock Account by converting the dollar amount of the Award into Stock Equivalents equal to the number of shares of NSP Stock, to three decimal places, that could be purchased on the Award Date with the dollar amount of such Award, at a price per share equal to the arithmetical mean of the highest and lowest quoted selling prices on the New York Stock Exchange Composite Tape for such day. If there are no sales on that day, such mean on the next preceding day on which there are such sales shall be used.

2.3 CREDITING OF DIVIDENDS/STOCK SPLITS.

         (a) On each date on which a dividend in cash or property is distributed by the Company on shares of issued and outstanding NSP Stock, the Stock Account of a Participant shall be credited with Stock Equivalents as follows: (i) the dollar amount of the fair market value of the cash or property so distributed per share of issued and outstanding NSP Stock shall be multiplied by the number of Stock Equivalents (including fractions) in the Participant's Stock Account on the record date for such distribution; (ii) this dollar amount shall then be converted into Stock Equivalents equal to the number of shares of NSP Stock, to three decimal places, that could be purchased on the payment date for such distribution by dividing such dollar amount by a price per share equal to the arithmetical mean of the highest and lowest quoted selling prices on the New York Stock Exchange Composite Tape for such date, or, if there are no sales on that date, such mean on the next preceding day on which there are such sales shall be used.

         (b) On each date on which a stock dividend or stock split is distributed with respect to shares of NSP Stock, a Participant's Stock Account shall be credited with the number of Stock Equivalents equal to the product of
(x) the number of shares which would have been distributed per share of issued and outstanding NSP Stock and (y) the number of Stock Equivalents (including fractions) in the Participant's Stock Account on the record date for such distribution.

2.4 CONVERSION OF STOCK EQUIVALENTS. If the Company shall be a party to any consolidation or merger or share exchange and, in connection with such transaction, all or part of the outstanding shares of NSP Stock shall be changed into or exchanged for stock or other securities of any other entity or the Company or cash or any other property, on the day immediately preceding the effective date of such transaction, the Stock Equivalents in a Participant's Stock Account shall be converted into the appropriate number of stock equivalents of such other entity.

2.5. TIME OF PAYMENT OF AWARDS.

         (a) Except as provided in Section 2.7, Awards shall not be payable to a Participant prior to the Participant's Termination of Service.

         (b) Upon Termination of Service, the portion of a Participant's aggregate account balance in his/her Stock Account that is attributable to any Conversion Award and to any other Award credited to the Stock Account prior to December 31, 1997 shall be paid in a single distribution of NSP Stock to the Participant (or, in the event of the Participant's death, his/her beneficiary) within 90 days after the date of Termination of Service.

         (c) Except as provided in subsections (d) and (e) below, the remainder of a Participant's Stock Account shall be paid in the manner selected by the Participant from the distribution alternatives established by the Committee. A Participant may only make one distribution election. For a Participant elected to the Board prior to October 1, 1997, the distribution election shall be made prior to January 1, 1998. For a Participant elected to the Board after October 1, 1997, the distribution election shall be made within 60 days of his/her election to the Board. The distribution election must be made in writing on a form approved by the Committee. Once made, the distribution election shall be irrevocable. A Participant's distribution election shall apply only to the portion of the Participant's Stock Account that is attributable to Discretionary Awards credited to the Participant's Stock Account after the date on which the distribution election is made and to Deferral Awards attributable entirely to Compensation earned after the date of the election.

         (d) Any portion of a Participant's Stock Account for which no distribution election has been made shall be paid in a single distribution of NSP Stock to the Participant (or, in the event of the Participant's death, his/her beneficiary) within 90 days after the date of Termination of Service.

         (e) Notwithstanding any distribution election made by a Participant, in the event of a Participant's death prior to distribution in full of a Participant's Stock Account, the entire remaining balance in the Participant's Stock Account shall be paid in a single distribution to the Participant's beneficiary.

2.6. FORM OF PAYMENT. Awards shall be payable to a Participant only as a distribution of whole shares of NSP Stock equal to the number of whole Stock Equivalents credited to the Participant's Stock Account, and cash for any partial Stock Equivalents. The shares of NSP Stock to be used for distribution under this plan shall be shares purchased on the open market. In converting a Participant's partial Stock Equivalents in his/her Stock Account into cash for payment purposes, such conversion shall be based on the then current market value of the partial shares of NSP Stock reflected in his/her Stock Account. For purposes of the preceding sentence, market value shall be the arithmetical mean between the highest and lowest quoted selling prices for NSP Stock on the New York Stock Exchange Composite Tape on the date immediately preceding the payment date. If there are no sales on that day, then such mean on the next preceding day on which there are such sales shall be used. Upon request, the Company will reimburse a Participant for any expenses actually incurred by the Participant for the sale of shares distributed to the Participant under this Plan, provided such request and sale occur within one year after the Participant receives the distribution.

2.7. ACCELERATION OF PAYMENTS. In the event of a Participant's disability, the Committee, within its sole discretion, is empowered to accelerate the payment of such Participant's Stock Account balance to such Participant prior to Termination of Service.


                                   ARTICLE III

                                OTHER PROVISIONS

3.1. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate this Plan at any time; provided, however, that no amendment or termination shall adversely affect any prior Awards or rights under this Plan, and provided further that no amendment may be made to the last sentence of Section 3.5 hereof.

3.2. EXPENSES. The expenses of administering the Plan shall be borne by the Company, and shall not be charged against any Participant's Awards.

3.3. APPLICABLE LAW. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Minnesota.

3.4. NO TRUST. No action by the Company, the Board or the Committee under this Plan shall be construed as creating a trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind in favor of any Participant, Beneficiary, or any other persons otherwise entitled to Awards. The status of the Participant and Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind for the benefit of the Participant or Beneficiary or to be security for the performance of the obligations of the Company, but shall be, and remain, a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.

3.5. NO ASSIGNABILITY AND SUCCESSORS. Neither the Participant nor any other person shall acquire any right to or interest in any amount awarded to the Participant, otherwise than by actual payment in accordance with the provisions of this Plan, or have any power, voluntarily or involuntarily, to transfer, assign, anticipate, pledge, mortgage or otherwise encumber, alienate or transfer any rights hereunder in advance of any of the payments to be made pursuant to this Plan or any portion thereof. The obligations of the Company hereunder shall be binding upon any and all successors and assigns of the Company.

3.6. WITHHOLDING. The Company shall comply with all federal and state laws and regulations with respect to the withholding, deposit and payment of any income taxes relating to the payment of Awards under this Plan.

3.7. NO IMPACT ON DIRECTORSHIP. This Plan shall not be construed to confer any right on the part of a Participant to be or remain a Director or to receive any, or any particular rate of, Compensation.

3.8. INTERPRETATIONS. The Committee shall administer this Plan and shall have discretionary authority to construe and interpret the terms of this Plan, and to establish such rules and procedures for implementing the Plan as it deems necessary or advisable. Interpretations of, and determinations related to, this Plan made by the Committee in good faith, including any determinations or calculations of Awards or Stock Account balances, shall be conclusive and binding upon all parties; and the Company and the members of the Committee shall not incur any liability to a Participant for any such interpretation or determination so made or for any other action taken by it in connection with this Plan.

3.9. SHAREHOLDER RIGHTS. Directors shall not be deemed for any purpose to be or have rights as shareholders of the Company with respect to any Stock Equivalents credited to a Stock Account, until and unless a certificate for NSP Stock is issued upon distribution hereunder.

3.10. SECURITIES LAWS. NSP Stock shall not be distributed to a Participant upon distribution of his/her Stock Account unless the issuance complies with all relevant provisions of law, including without limitation, (i) securities laws of Minnesota or any other appropriate state, (ii) restrictions, if any, imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder by the Securities & Exchange Commission ("SEC"), (iii) rules of any stock exchange on which shares of NSP Stock are listed, and (iv) until the sale of such NSP Stock has been registered with the SEC.

3.11. EFFECTIVE DATE. This Plan was first established and effective on April 23, 1996. This amended and restated Plan is effective as of October 1, 1997. Except as otherwise specifically provided, payments to a Director whose service as a Director ends prior to October 1, 1997, shall be determined under the terms of the Plan as in effect when his/her service as a Director terminated (and not under the terms of this amended and restated Plan).



                                                   NORTHERN STATES POWER COMPANY


                                               BY: /s/
                                                  ------------------------------
                                                           James J. Howard,
                                                         Chairman of the Board